                                                                  Exhibit (e)(3)

[LOGO] AIG American General                    Variable Universal Life Insurance
                                                        Supplemental Application
                                                               Corporate America

American General Life Insurance Company, (AGL)
A member company of American                     This supplement must accompany
International Group, Inc.                        the appropriate application for
Home Office: Houston, Texas                      life insurance.

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Applicant Information -- Supplement to the application on the life of
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John Doe                                  06/01/04
Name of proposed insured                  Date of application for life insurance

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Initial Allocation Percentages
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Investment Options    In the "Premium Allocation" column, indicate how each
                      premium received is to be allocated. In the "Deduction
                      Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges.
                      Total allocations in each column must equal 100%. Use whole percentages only.

                                                           PREMIUM     DEDUCTION
                                                         ALLOCATION   ALLOCATION
                                                         ----------   ----------
[(301) AGL Declared Fixed Interest Account                  100%         100%
AIM Variable Insurance Funds
(802) AIM V.I. International Growth                            %            %
                                                            ---          ---
(803) AIM V.I. Premier Equity                                  %            %
                                                            ---          ---
The Alger American Fund
(843) Alger American MidCap Growth                             %            %
                                                            ---          ---
American Century Variable Portfolios, Inc.
(825) VP Value                                                 %            %
                                                            ---          ---
Dreyfus Variable Investment Fund
(807) Developing Leaders                                       %            %
                                                            ---          ---
(808) Quality Bond                                             %            %
                                                            ---          ---
Fidelity Variable Insurance Products
(840) VIP Contrafund                                           %            %
                                                            ---          ---
(838) VIP Equity-Income                                        %            %
                                                            ---          ---
(839) VIP Growth                                               %            %
                                                            ---          ---
(844) VIP Mid Cap                                              %            %
                                                            ---          ---
Franklin Templeton Variable Insurance Products Trust
(845) FT Small Cap Value Securities                            %            %
                                                            ---          ---
Janus Aspen Series
(821) International Growth                                     %            %
                                                            ---          ---
(823) Mid Cap Growth                                           %            %
                                                            ---          ---
(822) Worldwide Growth                                         %            %
                                                            ---          ---
MFS Variable Insurance Trust
(819) MFS Capital Opportunities                                %            %
                                                            ---          ---
(809) MFS Emerging Growth                                      %            %
                                                            ---          ---
(820) MFS New Discovery                                        %            %
                                                            ---          ---
(818) MFS Research                                             %            %
                                                            ---          ---
Neuberger Berman Advisers Management Trust
(824) Mid-Cap Growth                                           %            %
                                                            ---          ---
Oppenheimer Variable Account Funds
(846) Oppenheimer Global Securities                            %            %
                                                            ---          ---
PIMCO Variable Insurance Trust
(836) PIMCO Real Return                                        %            %
                                                            ---          ---
(835) PIMCO Short-Term                                         %            %
                                                            ---          ---
(837) PIMCO Total Return                                       %            %
                                                            ---          ---
Putnam Variable Trust
(814) Putnam VT Diversified Income                             %            %
                                                            ---          ---
(813) Putnam VT Growth and Income                              %            %
                                                            ---          ---
(815) Putnam VT Int'l Growth and Income                        %            %
                                                            ---          ---
VALIC Company I
(805) Mid Cap Index                                            %            %
                                                            ---          ---
(801) Money Market I                                           %            %
                                                            ---          ---
(827) Small Cap Index                                          %            %
                                                            ---          ---
(806) Stock Index                                              %            %
                                                            ---          ---
Vanguard Variable Insurance Fund
(833) High Yield Bond                                          %            %
                                                            ---          ---
(834) REIT Index                                               %            %
                                                            ---          ---

Other:                                                         %            %
      ----------------------------------------              ---          ---
                                                            100%         100%]

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CM 1001-99 Rev 0504

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Dollar Cost Averaging (DCA)
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Dollar Cost           ($5,000 Minimum Beginning Accumulation Value) An amount
Averaging (DCA)       can be systematically transferred from any one investment
                      option and directed to one or more of the investment options below. The AGL Declared Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                      NOTE: DCA is not available if the Automatic Rebalancing option has been chosen.

                      Day of the month for transfers:              (Choose a day of the month between 1-28.)
                                                      ------------

                      Frequency of transfers: [ ] Monthly   [ ] Quarterly   [ ] Semiannually   [ ] Annually

                      DCA to be made from the following investment option:
                                                                           ----------------------------------

                      Transfer $                                           ($100 Minimum, Whole Dollars Only)
                                ------------------------------------------

[AIM Variable Insurance Funds
(802) AIM V.I. International Growth                                $
                                                                    ----------
(803) AIM V.I. Premier Equity                                      $
                                                                    ----------
The Alger American Fund
(843) Alger American MidCap Growth                                 $
                                                                    ----------
American Century Variable Portfolios, Inc.
(825) VP Value                                                     $
                                                                    ----------
Dreyfus Variable Investment Fund
(807) Developing Leaders                                           $
                                                                    ----------
(808) Quality Bond                                                 $
                                                                    ----------
Fidelity Variable Insurance Products
(840) VIP Contrafund                                               $
                                                                    ----------
(838) VIP Equity-Income                                            $
                                                                    ----------
(839) VIP Growth                                                   $
                                                                    ----------
(841) VIP Mid Cap                                                  $
                                                                    ----------
Franklin Templeton Variable Insurance Products Trust
(845) FT Small Cap Value Securities                                $
                                                                    ----------
Janus Aspen Series
(821) International Growth                                         $
                                                                    ----------
(823) Mid Cap Growth                                               $
                                                                    ----------
(822) Worldwide Growth                                             $
                                                                    ----------
MFS Variable Insurance Trust
(819) MFS Capital Opportunities                                    $
                                                                    ----------
(809) MFS Emerging Growth                                          $
                                                                    ----------
(820) MFS New Discovery                                            $
                                                                    ----------
(818) MFS Research                                                 $
                                                                    ----------
Neuberger Berman Advisers Management Trust
(824) Mid-Cap Growth                                               $
                                                                    ----------
Oppenheimer Variable Account Funds
(846) Oppenheimer Global Securities                                $
                                                                    ----------
PIMCO Variable Insurance Trust
(836) PIMCO Real Return                                            $
                                                                    ----------
(835) PIMCO Short-Term                                             $
                                                                    ----------
(837) PIMCO Total Return                                           $
                                                                    ----------
Putnam Variable Trust
(814) Putnam VT Diversified Income                                 $
                                                                    ----------
(813) Putnam VT Growth and Income                                  $
                                                                    ----------
(815) Putnam VT Int'l Growth and Income                            $
                                                                    ----------
VALIC Company I
(805) Mid Cap Index                                                $
                                                                    ----------
(801) Money Market I                                               $
                                                                    ----------
(827) Small Cap Index                                              $
                                                                    ----------
(806) Stock Index                                                  $
                                                                    ----------
Vanguard Variable Insurance Fund
(833) High Yield Bond                                              $
                                                                    ----------
(834) REIT Index                                                   $
                                                                    ----------

Other:                                                             $           ]
                                                                    ----------

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Automatic Rebalancing
--------------------------------------------------------------------------------

Automatic             ($5,000 Minimum Beginning Accumulation Value) Variable
Rebalancing           division assets will be automatically rebalanced based on
                      the premium percentages designated on Page 1 of this form.
                      If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                      Check Here for Automatic Rebalancing Frequency: [ ] Quarterly   [ ] Semiannually   [ ] Annually

                      NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

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Modified Endowment Contract
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Contract If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.
                      [X] YES [ ] NO

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CM 1001-99 Rev 0504

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Authorization for Transactions
--------------------------------------------------------------------------------

Initial appropriate   I (or we, if Joint Owners), hereby authorize AGL to act on
box here:             telephone instructions or e-service instructions, if
                      elected, to transfer values among the variable divisions
                      and the AGL Declared Fixed Interest Account and to change
                      allocations for future premium payments and monthly
                      deductions given by:

                      [ ] Policy Owner(s)-- if Joint Owners, either of us acting independently.

                      [ ]  Policy Owner(s) or the Agent/Registered
                           Representative who is appointed to represent AGL and the firm authorized to service my policy.

                      AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

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Suitability
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All questions must    1.   Have you, the Proposed Insured or
be answered.               Owner (if different), received the
                           variable universal life insurance
                           policy prospectus and the investment
                           choices brochure describing the
                           investment options?                    [X] yes [ ] no

                      2.   Do you understand and acknowledge:

                           a.   THAT THE POLICY APPLIED FOR IS
                                VARIABLE, EMPLOYS THE USE OF
                                SEGREGATED ACCOUNTS WHICH MEANS
                                THAT YOU NEED TO RECEIVE AND
                                UNDERSTAND CURRENT PROSPECTUSES
                                FOR THE POLICY AND THE
                                UNDERLYING ACCOUNTS?              [X] yes [ ] no

                           b.   THAT ANY BENEFITS, VALUES OR
                                PAYMENTS BASED ON PERFORMANCE
                                OF THE SEGREGATED ACCOUNTS MAY
                                VARY: AND                         [X] yes [ ] no

                                (1)  ARE NOT GUARANTEED BY THE
                                     COMPANY, ANY OTHER
                                     INSURANCE COMPANY, THE
                                     U.S. GOVERNMENT OR ANY
                                     STATE GOVERNMENT?            [X] yes [ ] no

                                (2)  ARE NOT FEDERALLY INSURED
                                     BY THE FDIC, THE FEDERAL
                                     RESERVE BOARD OR ANY OTHER
                                     AGENCY, FEDERAL OR STATE?    [X] yes [ ] no

                           c.   THAT IN ESSENCE, ALL RISK IS
                                BORNE BY THE OWNER EXCEPT FOR
                                FUNDS PLACED IN THE AGL
                                DECLARED FIXED INTEREST
                                ACCOUNT?                          [X] yes [ ] no

                           d.   THAT THE POLICY IS DESIGNED TO
                                PROVIDE LIFE INSURANCE COVERAGE
                                AND TO ALLOW FOR THE
                                ACCUMULATION OF VALUES IN THE
                                SEGREGATED ACCOUNTS?              [X] yes [ ] no

                           e.   THE AMOUNT OR DURATION OF THE
                                DEATH BENEFIT MAY INCREASE OR
                                DECREASE, DEPENDING ON THE
                                INVESTMENT EXPERIENCE OF THE
                                SEPARATE ACCOUNT?                 [X] yes [ ] no

                           f.   THE POLICY VALUES MAY INCREASE
                                OR DECREASE, DEPENDING ON THE
                                INVESTMENT EXPERIENCE OF THE
                                SEPARATE ACCOUNT, THE AGL
                                DECLARED FIXED INTEREST ACCOUNT
                                ACCUMULATION, AND CERTAIN
                                EXPENSE DEDUCTIONS?               [X] yes [ ] no

                      3.   Do you believe the Policy you
                           selected meets your insurance and
                           investment objectives and your
                           anticipated financial needs?           [X] yes [ ] no

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CM 1001-99 Rev 0504

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Electronic Delivery Consent
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                      The American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                      This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                      .    Contract prospectuses and supplements
                      .    Investment option prospectuses and supplements
                      .    Statements of additional information
                      .    Annual and semi-annual investment option reports

                      This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880. Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                      In order to participate in this delivery method you must have access to the following:

                      .    A personal computer with CD-ROM hardware and software
                      .    Browser software, such as Microsoft Internet
                           Explorer, Netscape Communicator, or equivalent,
                      .    Communication access to the Internet.

                      Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                      We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                      Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                      By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                      I consent to receive electronic delivery of the documents specified above.


                      ---------------------   ----------------------------------
                      Signature of Owner      Please provide your e-mail address

                      If you prefer CD-ROM Delivery, please check here [ ]

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Signatures
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Signatures            Signed at (city, state) Anytown, USA


                      Print name of Broker/Dealer
                                                  ------------------------------------------------------------


                      X Registered representative              State license #           Date
                                                  ----------                   -------        ----------------


                      X Primary proposed insured John Doe                                Date 06/01/04


                      X Owner                                                            Date
                              ------------------------------                                  ----------------
                      (If different from Proposed Insured)


                      X Joint Owner                                                      Date
                                    ------------------------                                  ----------------
                      (If applicable)

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CM 1001-99 Rev 0504